NOBLE INTERNATIONAL INVESTMENTS, INC.

March 1, 2007

PERSONAL AND CONFIDENTIAL

Board of Directors
Power 3 Medical Products, Inc.
3400 Research Forest Drive, Suite B2-3
Woodlands, TX 77381

Gentlemen:

This letter agreement (Agreement) confirms the terms and conditions of the exclusive engagement of Noble International Investments, Inc. (Noble) by Power 3 Medical Products, Inc. (the Company) to render certain financial advisory and investment banking services to the Company in connection with the Company’s review of its strategic and financial alternatives including, but not limited to, a possible Transaction, Alternative Transaction or Financing, as defined below.

In the context of this Agreement, (A) Transaction means any merger, acquisition, consolidation, reorganization, recapitalization (not including stock splits), business combination or other transaction or series of transactions (including a purchase or sale of assets) involving the Company and a Strategic Partner (as defined herein) resulting directly from Noble’s services; and (B) Alternate Transaction means a transaction other than a Transaction including any joint venture, marketing agreement, licensing agreement or similar transaction or agreement entered into by or involving the Company and a Strategic Partner resulting directly from Nobles services; and (C) Financing means a public offering or private placement of debt or equity securities of the Company (a Securities Financing) and/or the arrangement in the U.S. credit markets of a credit facility provided by one or more lenders (a Bank Financing) resulting directly from Nobles services.

1. Services. Noble agrees to perform the following services:

(a)	Review historical and projected financial and operating information of the Company and any Strategic Partners;

(b)
Assist the Company's management with the preparation of a memorandum (the Memorandum) describing the Company’s business together with such other materials as may be reasonably required for marketing of the Company;

(c)
Identify and seek out persons, groups of persons, partnerships, joint ventures, corporations or other entities (each, a Strategic Partner) who would be interested in entering into a Transaction, Alternate Transaction or Financing with the Company;

(d)	Advise and assist the Company as to the financial aspects and structure of any proposed Financing, Transaction or Alternate Transaction and assist in negotiating the terms thereof;

(e)
Advise and assist the Company in the negotiation of any documentation relating to a Financing, Transaction or Alternate Transaction, which would include but not be limited to letters of intent and definitive agreements;

(f)	Advise the Company with respect to, and arrange and assist in the negotiation of the terms of, any Bank Financing;

(g)	Perform such other services as the Company and Noble shall mutually agree to in writing.

Noble reserves the right to determine that neither it nor any of its affiliates will participate in any Financing, and the foregoing is not an agreement or commitment by Noble or any of its affiliates to provide funds, either directly or through a syndicate of lenders pursuant to any credit facility or to underwrite, place or purchase any securities or otherwise provide or participate in any Financing.

2. Fees. The Company agrees to pay Noble for its services as follows:

(a)
A financial advisory fee (“Advisory Fee”) of five year cashless exercise warrants to purchase 6,000,000 shares of the Company’s (or its successor’s) common stock exercisable at $0.08 per share, which will be transferable to Noble employees and affiliates for which Noble shall will have piggy-back registration rights with respect to the common stock underlying such warrants.

(b)
In addition to the Advisory Fee and upon consummation of a Transaction introduced by Noble, a fee (Transaction Fee) equal to (i) 5% of the Consideration (as hereinafter defined) up to $10,000,000.00, plus (ii) 3% of the Consideration from and including $10,000,000.00 up to $15,000,000.00, plus (iii) 1% of the Consideration including and in excess of $15,000,000.00; and

(c)
In addition to the Advisory Fee and the Transaction Fee and upon consummation of an Alternate Transaction introduced by Noble, an alternate transaction fee (Alternate Transaction Fee) to be agreed upon in a good faith negotiation between the Company and Noble subject to a minimum of $50,000.00 payable in cash or in kind, at the option of the Company; and

(d)	In addition to the Advisory Fee, the Transaction Fee and the Alternate Transaction Fee and upon the closing of any part of a Financing, the Company shall pay Noble:

(i)	in connection with any equity Securities Financing in a public offering resulting directly from Noble’s services, a fee to be agreed upon by the Company and Noble;

(ii)
in connection with any equity Securities Financing in a private placement or rights offering, (A) a cash fee equal to 8% of the gross proceeds raised from the sale of the securities, plus (B) a non-accountable expense fee equal to 1% of the aggregate offering price of all securities sold in such offering, plus (C) Noble shall have the right to purchase, for $0.0001 each, cashless exercise warrants to purchase common stock equal to 12.5% of the number of shares of common stock (or common stock equivalent shares) sold in the equity Securities Financing (subject to adjustment). The warrants will have a term of five years and have an exercise price of 100% of the per share price (or conversion price of the securities, if applicable) at which the investors invested in connection with the equity Securities Financing and will be transferable to Noble employees and affiliates. Noble shall also be granted registration rights with respect to the common stock underlying such warrants which will include at least one demand registration right at the Company’s cost and an unlimited number of piggyback registration rights;

(iii)	in connection with any debt Securities Financing, such amount as shall be agreed by the Company and Noble;

(iv)
in connection with any Bank Financing that is consummated prior to termination of this Agreement in which Noble acts as arranger, the Company shall pay Noble aggregate arrangement fees in an amount to be agreed upon, payable on the date of execution of definitive documentation with respect thereto, which fee shall be in addition to any fee payable to any affiliate of Noble that may act as agent or a member of a lending syndicate or otherwise as a participant in any such Bank Financing.

Notwithstanding the forgoing provisions of this Paragraph 2(d), the Company and Noble shall negotiate and execute definitive agreements prior to the commencement of any Financing which agreements will more specifically set forth the terms and conditions (including without limitation any compensation payable to Noble in addition to that listed above) pursuant to which a Financing will occur.

In the context of this Agreement, Consideration means the aggregate value of all cash, securities, the assumption of debt by the Company or the Strategic Partner, as the case may be, and any other forms of payment received or to be received, directly or indirectly, by the Strategic Partner or the Company or their respective shareholders or employees, as the case may be, pursuant to a Transaction or an Alternate Transaction including the total of all interest-bearing indebtedness of the Strategic Partner or the Company, as the case may be (both long term and short term including capitalized leases) outstanding, assumed or refinanced at the closing of a Transaction or an Alternate Transaction and also including any infusions of cash, securities, assets or other forms of value into the Strategic Partner or the Company, as the case may be, pursuant to a Transaction or an Alternate Transaction. If part of the Consideration is contingent upon the occurrence of some future event (e.g., the realization of earnings projections), then such portion of the Transaction Fee shall be paid by the Company to Noble upon the earlier of the determination or receipt of such Consideration. If part or all of the Consideration is represented by securities, the value thereof for the purpose of computing the Transaction Fee and Alternate Transaction Fee shall be determined by mutual agreement between Noble and the Company. Any inability to agree upon the value of the securities described in any of the foregoing will be resolved through submission to binding arbitration before the National Association of Securities Dealers, Inc.

3. Term. The term of this Agreement shall commence on the date hereof and end on the first anniversary of the date hereof (the Term). This Agreement may be renewed upon mutual written agreement of the parties hereto. The Company may terminate this Agreement prior to the expiration of the Term upon thirty (30) days written notice to Noble. If the Company terminates this Agreement prior to the expiration of the Term, the Company shall pay to Noble all fees earned and all reasonable expenses incurred, in accordance with Paragraphs 2 and 5 hereof, respectively, and all fees which Noble would have been entitled to receive pursuant to Paragraph 2(a) but for the termination. The Company agrees to pay Noble any fees specified in Paragraph 2 and to fulfill any obligations therein to the extent that any event specified herein occurs during the Term of this Agreement or within twelve (12) months after the termination or expiration of this Agreement. Any obligation pursuant to this Paragraph 3, and pursuant to Paragraphs 2, 4, 5, 6 and 8 hereof, shall survive the termination or expiration of this Agreement.

4. Exclusivity / Right to Future Financings.

(a)
The Company agrees to retain Noble on an exclusive basis in connection with a possible Transaction or Alternate Transaction for the Term of this Agreement. In order to coordinate the efforts to effect a Transaction or Alternate Transaction satisfactory to the Company during the Term of this Agreement, neither the Company nor any of its management, representatives or affiliates will pursue any discussion with any third party except through Noble. If any of these persons receives an inquiry concerning a possible Transaction or Alternate Transaction, they will promptly inform Noble of the third parties interest in order that Noble can assess that third parties interest and assist the Company in any resulting negotiations. In addition, neither the Company nor its principals, employees, associates, affiliates or agents will independently of Noble or without Nobles prior express written consent, directly or indirectly, pursue, negotiate or enter into a business relationship, agreement or arrangement (written or oral) involving or relating to any transaction similar to a Transaction, Alternate Transaction or a Financing with any of the parties listed on Exhibit B hereto (including affiliates of such parties) or individuals or entities introduced to the Company, its principals or affiliates by the parties listed on Exhibit B (all of which parties the Company agrees were introduced to the Company by Noble or its affiliates); provided, however, that this Section 4(a) shall not apply with respect to agreements or transactions between the Company and parties with whom the Company has an existing relationship, contractual or otherwise, including but not limited to the following: licensing agreements, research agreements, pilot studies; and

(b)
If the Company decides to pursue a Financing during the Term of this Agreement, then Noble shall have the right to act as lead arranger for any Bank Financing, or to serve as the Company’s lead managing underwriter or exclusive agent, as the case may be, in connection with any Securities Financing, subject to the satisfactory completion of Nobles due diligence investigation, market conditions and the good faith negotiation of customary and mutually agreeable terms and conditions; and

(c)
If the Company decides to pursue a Financing within nine (9) months from the expiration or termination of this Agreement then Noble shall have the right to act as lead arranger for any Bank Financing, or to serve as the Company’s lead managing underwriter or exclusive agent, as the case may be, in connection with any Securities Financing, subject to the satisfactory completion of Nobles due diligence investigation, market conditions and the good faith negotiation of customary and mutually agreeable terms and conditions; provided, however, that this section 4(b) shall apply only if a satisfactory Financing in an amount of $3 million or greater has been consummated during the Term of this Agreement.

5. Expenses. The Company agrees to reimburse Noble (on a pre-approved basis for expenses over $1,000) for all of its reasonable out-of-pocket fees, expenses and costs (including, but not limited to, legal, accounting, travel, accommodations, telephone, computer, courier and supplies) in connection with the performance of its services under this Agreement. All such fees, expenses and costs will be billed at any time by Noble and are immediately payable by the Company when invoiced. Upon termination or expiration of the Agreement or completion of a Transaction, Alternate Transaction, or Financing, any unreimbursed fees and expenses will be immediately due and payable.

6. Indemnification.

(a) In addition to the payment of fees and reimbursement of fees and expenses provided for above, and regardless of whether a Transaction, Alternate Transaction or Financing is consummated, the Company agrees to indemnify Noble and its affiliates with regard to the matters contemplated herein, as set forth in Exhibit A(1), attached hereto, which is incorporated by reference as if fully set forth herein.

(b) Regardless of whether a Transaction, Alternate Transaction or Financing is consummated, Noble agrees to indemnify the Company and its affiliates with regard to the matters contemplated herein, as set forth in Exhibit A(2), attached hereto, which is incorporated by reference as if fully set forth herein.

7. Matters Relating to Engagement. The Company acknowledges that Noble has been retained solely to provide the services set forth in this Agreement. In rendering such services, Noble shall act as an independent contractor, and any duties of Noble arising out of its engagement hereunder shall be owed solely to the Company. The Company further acknowledges that Noble may perform certain of the services described herein through one or more of its affiliates.

The Company acknowledges that Noble is a securities firm that is engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. The Company acknowledges and agrees that in connection with the performance of Noble’s services hereunder (or any other services) that neither Noble nor any of its employees will be providing the Company with legal, tax or accounting advice or guidance (and no advice or guidance provided by Noble or its employees to the Company should be construed as such) and that neither Noble nor its employees hold itself or themselves out to be advisors as to legal, tax, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own legal, tax, accounting and other advisors concerning all matters and advice rendered by Noble to the Company and the Company shall be responsible for making its own independent investigation and appraisal of the risks, benefits and suitability of the advice and guidance given by Noble to the Company and the transactions contemplated by this Agreement. Neither Noble nor its employees shall have any responsibility or liability whatsoever to the Company or its affiliates with respect thereto.

The Company recognizes and confirms that in performing its duties pursuant to this Agreement, Noble will be using and relying on data, material, and other information (the Information) furnished by the Company, a Strategic Partner or their respective employees and representatives. The Company will cooperate with Noble and will furnish Noble with all Information concerning the Company and any Transaction, Alternate Transaction or Financing which Noble deems appropriate and will provide Noble with access to the Company’s officers, directors, employees, independent accountants and legal counsel for the purpose of performing Nobles obligations pursuant to this Agreement. The Company hereby agrees and represents that all Information furnished to Noble pursuant to this Agreement shall be accurate and complete in all material respects at the time provided, and that, if the Information becomes materially inaccurate, incomplete or misleading during the term of Nobles engagement hereunder, the Company shall promptly advise Noble in writing. Accordingly, Noble assumes no responsibility for the accuracy and completeness of the Information. In rendering its services, Noble will be using and relying upon the Information without independent verification evaluation thereof.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

9. No Brokers. The Company represents and warrants to Noble that there are no brokers, representatives or other persons who have an interest in compensation due to Noble from any transaction contemplated herein or which would otherwise be due any fee, commission or remuneration upon consummation of any Transaction, Alternative Transaction or Financing.

10. No affiliation. Noble represents and warrants to the Company that it is not affiliated with any shareholders, officers, directors or representatives of the Company who have an in interest in compensation due from Noble from any transaction contemplated herein or which would otherwise be due any fee, commission or remuneration upon consummation of any Transaction, Alternative Transaction or Financing.

11. Authorization. The Company and Noble represent and warrant that each has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound.

12. Miscellaneous. This Agreement constitutes the entire understanding and agreement between the Company and Noble with respect to the subject matter hereof and supersedes all prior understanding or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and insure to the benefit of each party’s successors but may not be assigned without the prior written approval of the other party. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. The descriptive headings of the Paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in anyway the meaning or interpretation of this Agreement.

Please confirm that the foregoing correctly sets forth our agreement by signing below in the space provided and returning this Agreement to Noble for execution, whereupon Noble will send the Company a fully executed original hereof which shall constitute a binding agreement as of the date first above written.

NOBLE INTERNATIONAL INVESTMENTS, INC.

By: ______________________________
Name: Nico P. Pronk
Title: President

AGREED TO AND ACCEPTED AS OF THE ABOVE DATE:

POWER 3 MEDICAL PRODUCTS, INC.

By: ______________________________
Name: Steven B. Rash
Title: Chairman & C.E.O.

EXHIBIT A: INDEMNIFICATION

(1) The Company agrees to indemnify Noble, its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including Noble is referred to as Indemnified Party) from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) (Damages), to which such Indemnified Party, in connection with providing its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability or loss (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act, or (iii) arising out of Nobles engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.

These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and the Indemnified Party on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations.

Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party’s defense is unique or separate to it as the case may be, as opposed to a defense pertaining to the Company. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company’s sole expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company’s counsel in the defense of such claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel to defend such claim or action. Any obligation pursuant to this Annex shall survive the termination or expiration of the Agreement.

(2) Noble agrees to indemnify the Company, its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including Noble is referred to as Indemnified Party) from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) (Damages), to which such Indemnified Party, in connection with providing its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability or loss (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act, or (iii) arising out of Nobles engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that Noble will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.

These indemnification provisions shall be in addition to any liability which Noble may otherwise have to any Indemnified Party.

If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then Noble shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by Noble and its shareholders on the one hand and the Indemnified Party on the other, but also the relative fault of Noble and the Indemnified Party as well as any relevant equitable considerations.

Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify Noble in writing of the receipt or commencement thereof and Noble shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party’s defense is unique or separate to it as the case may be, as opposed to a defense pertaining to Noble. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to Noble, at Noble’s sole expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with Noble and Noble’s counsel in the defense of such claim or action. In the event that Noble does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel to defend such claim or action. Any obligation pursuant to this Annex shall survive the termination or expiration of the Agreement.

EXHIBIT B

B-1